Exhibit 4.4

EXECUTION VERSION

COCA-COLA CONSOLIDATED, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of December 15, 2020

COCA-COLA CONSOLIDATED, INC.

Reconciliation and tie between the Trust Indenture Act of 1939 and this Indenture dated as of December 15, 2020

Trust Indenture Act Section	Indenture Section
§310(a)(1)	5.03, 8.09
(a)(2)	8.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	Not Applicable
(b)	8.08
§311(a)	8.13
(b)	8.13
§312(a)	6.01, 6.02(a)
(b)	6.02(b)
(c)	6.02(c)
§313(a)	6.03(a)
(b)	6.03(a)
(c)	6.03(a)
(d)	6.03(b)
§314(a)	6.04
(b)	Not Applicable
(c)(1)	15.05
(c)(2)	15.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	15.05
§315(a)	8.01
(b)	7.08
(c)	8.01
(d)	8.01
(d)(1)	8.01(a)
(d)(2)	8.01(b)
(d)(3)	8.01(c)
(e)	7.09
§316(a)	1.01
(a)(1)(A)	7.07
(a)(1)(B)	7.01, 7.07
(a)(2)	Not Applicable
(b)	7.04
(c)	10.04
§317(a)(1)	7.02
(a)(2)	7.02
(b)	5.04
§318(a)	15.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

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THIS INDENTURE, dated as of December 15, 2020, between COCA-COLA CONSOLIDATED, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), having its principal office at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, the Company is empowered to borrow money for its corporate purposes and to issue its Debt Securities (as hereinafter defined);

WHEREAS, the Company deems it necessary to issue, from time to time, for its lawful purposes Debt Securities, unlimited as to principal amount, and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Debt Securities in one or more series, bearing such rates of interest (if any), maturing at such time or times and having such other provisions as shall be fixed as hereinafter provided; and

WHEREAS, the Company by due corporate action has determined to execute and deliver an indenture in the form of this Indenture, and all things necessary to make this Indenture a legal, valid, binding and enforceable agreement have been done and performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that in consideration of the premises and of the acceptance and purchase of the Debt Securities by the Holders (as hereinafter defined) thereof, the Company covenants and agrees with the Trustee, for the benefit of all Holders of Debt Securities or any series thereof, as follows:

ARTICLE ONE

DEFINITIONS.

Section 1.01    Definitions.

“Board of Directors” means the Board of Directors of the Company or any committee thereof or any committee of officers of the Company duly authorized to take any action hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of such certification. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Company authorized to take such action by a Board Resolution.

“Business Day” means, unless otherwise provided by a Board Resolution, Officer’s Certificate or supplemental indenture hereto for a Series, any day except a Saturday, a Sunday or a legal holiday in The City of New York or in the city where the Corporate Trust Office is located on which banking institutions are authorized or required by law, regulation or executive order to remain closed.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties at such time.

“Company” means Coca-Cola Consolidated, Inc., a Delaware corporation, and, subject to the provisions of Article Twelve, shall mean its successors and assigns.

“Corporate Trust Office” means the Corporate Trust Office in the United States at which at any particular time the Trustee’s corporate trust business shall be administered.

“Debt Securities” means any notes, bonds, debentures or any other evidences of indebtedness, as the case may be, of any Series authenticated and delivered from time to time under this Indenture.

“Eligible Obligations” means obligations as a result of the deposit of which (along with the simultaneous deposit, if any, of money and/or U.S. Government Obligations) the relevant Series of Debt Securities are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized statistical rating organizations.

“GAAP” means, unless otherwise specified with respect to Debt Securities of a Series, generally accepted accounting principles in the United States, which are in effect as of the time when and for the period as to which such accounting principles are to be applied.

“Holder”, “Holder of Debt Securities” or other similar terms, means any Person in whose name at the time a particular Debt Security is registered on the register kept for that purpose in accordance with the terms hereof.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Vice Chair of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company.

“Outstanding”, when used with reference to Debt Securities, means, subject to the provisions of Section 9.04, all Debt Securities theretofore authenticated and delivered by the Trustee under this Indenture, except:

(a)    Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)    Debt Securities, or portions thereof, for the payment or redemption of which money in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Debt Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Four, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)    Debt Securities in lieu of or in exchange and substitution for which other Debt Securities shall have been authenticated and delivered, or which have been paid, pursuant to the terms of Section 2.06.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock or other company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the individuals who, at the time, shall be such officers, respectively, or to whom corporate trust matters are referred because of his or her knowledge of and familiarity with the particular subject.

“Series” or “Series of Debt Securities” means each series of Debt Securities created pursuant to Sections 2.01 and 2.02.

“Subsidiary” means an entity more than fifty percent (50%) of the outstanding voting interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting interest” in an entity means any equity interest which ordinarily has voting power for the election of directors or their equivalent.

“TIA” means the Trust Indenture Act of 1939 as it was in force as of the date of this Indenture, except as provided in Article Eleven, and, except in the event the Trust Indenture Act of 1939 is amended after such date, the term “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means U.S. Bank National Association, a national banking association, and, subject to the provisions of Article Eight, its successors and assigns as Trustee hereunder.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (a) or (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Section 1.02    Other Definitions.

Term	Defined in Section
“Agent Member”	2.11
“Applicable Debt Securities”	7.01
“default”	7.08
“Depositary”	2.11
“Discharged”	13.02
“Event of Default”	7.01
“Global Debt Security”	2.11
“mandatory sinking fund payment”	3.01
“optional sinking fund payment”	3.01

Section 1.03    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it and all other terms used in this Indenture which are defined in the TIA or which are by reference therein defined in the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the TIA and in the Securities Act of 1933, respectively, as in force as of the date of this Indenture;

(b)    “or” is not exclusive;

(c)    “will” shall be interpreted to express a command;

(d)    words in the singular include the plural, and in the plural include the singular;

(e)    all accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with GAAP;

(f)    provisions apply to successive events and transactions;

(g)    “including” means including without limitation; and

(h)    references to sections of or rules under the Securities Act of 1933 will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE TWO

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND

EXCHANGE OF DEBT SECURITIES.

Section 2.01    Issuable in Series; Unlimited Aggregate Principal Amount. The aggregate principal amount of Debt Securities that may be issued by the Company and authenticated and delivered under this Indenture is unlimited. The Debt Securities may be issued in one or more Series. Each Debt Security shall bear upon the face thereof the designation so selected for the Series to which it belongs and shall be dated the date of its authentication. All Debt Securities of a Series shall be identical except as may be set forth in a Board Resolution, an Officer’s Certificate or a supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Debt Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Debt Securities may differ between Series in respect of any matters, provided that all Series of Debt Securities shall be equally and ratably entitled to the benefits of this Indenture.

Section 2.02    Establishment of Terms of Series of Debt Securities. At or prior to the issuance of any Debt Securities within a Series, the following shall be established by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, Officer’s Certificate or supplemental indenture pursuant to authority granted under a Board Resolution:

(a)    the title of the Series (which shall distinguish the Debt Securities of that Series from the Debt Securities of any other Series);

(b)    the aggregate principal amount of the Debt Securities of the Series;

(c)    the price or prices (expressed as a percentage of the principal amount thereof) at which the Debt Securities of the Series will be issued;

(d)    the limit upon the aggregate principal amount of the Debt Securities of the Series which may be issued, if any (except for Debt Securities issued pursuant to Sections 2.05, 2.06, 2.07 and 4.03);

(e)    the date or dates on which the principal of the Debt Securities of the Series is payable;

(f)    whether payments of principal of, or interest (if any) on, the Debt Securities of the Series are to be made in one or more currencies other than the U.S. dollar or in units based on or related to such other currencies (including European currency units) and, if so, the manner in which the exchange rate with respect to such payments will be determined;

(g)    the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the Debt Securities of the Series shall bear interest (if any), the date or dates from which such interest (if any) shall accrue, or the method for determining the date or dates from which such interest will accrue, the date or dates on which such interest (if any) shall commence and be payable and any regular record date for the interest payable on any interest payment date;

(h)    the manner in which the amounts of payment of principal of, or interest (if any) on, the Debt Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

(i)    if other than the Corporate Trust Office, the place or places where the principal of, and premium (if any) and interest (if any) on, the Debt Securities of the Series shall be payable, where the Debt Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(j)    provisions, if any, reserving to the Company the right, or obligating the Company at the option of the Holder thereof, to redeem all or any part of the Debt Securities of the Series before maturity at such time or times, upon such notice, at such redemption price or prices (together with accrued and unpaid interest to the date of redemption) and upon such other terms (which terms may be in addition to, in substitution for, in subtraction from or in modification of (or any combination of the foregoing) the provisions of this Indenture with respect to redemption of Debt Securities) as may be specified in the respective forms of Debt Securities;

(k)    provisions, if any, for any sinking, purchase or analogous fund with respect to the Debt Securities of the Series, which provisions may be in addition to, in substitution for, in subtraction from or in modification of (or any combination of the foregoing) the provisions of this Indenture with respect to sinking, purchase or analogous funds;

(l)    the denominations in which the Debt Securities of the Series shall be issuable;

(m)    whether the Debt Securities of the Series shall be issued in whole or in part in the form of one or more Global Debt Securities and, in any such case, (i) the Depositary for such Global Debt Security or Global Debt Securities and (ii) the circumstances under which any such Global Debt Security may be registered in the name of, and under which any transfer of such Global Debt Security may be registered in the name of, any Person other than such Depositary or its nominee, if other than as set forth in Section 2.11;

(n)    any addition to or change in the covenants set forth in Article Five or Twelve which applies to the Debt Securities of the Series;

(o)    Events of Default with respect to the Debt Securities of the Series, which Events of Default may be in addition to, in substitution for, in subtraction from or in modification of (or any combination of the foregoing) the Events of Default provided in Section 7.01, and the remedies with respect thereto;

(p)    additions or deletions to or changes in the provisions relating to covenant defeasance and legal defeasance;

(q)    additions or deletions to or changes in the provisions relating to satisfaction and discharge of this Indenture;

(r)    additions or deletions to or changes in the provisions relating to the modification of this Indenture both with and without the consent of Holders of the Series issued under this Indenture; and

(s)    any other terms of the Debt Securities of the Series (which terms may modify, supplement or delete any provision of this Indenture with respect to such Series; provided, however, that no such term may modify or delete any provision hereof if imposed by the TIA; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

All Debt Securities of any Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, Officer’s Certificate or supplemental indenture hereto referred to above, and the authorized principal amount of any Series may be increased to provide for issuances of additional Debt Securities of such Series, unless otherwise provided in such Board Resolution, Officer’s Certificate or supplemental indenture. If all Debt Securities of a Series are not to be issued at any one time, it shall not be necessary to deliver the Board Resolution and Officer’s Certificates provided for in this Section 2.02 at the time of issuance of each Debt Security of such Series if instead such documents are delivered at or prior to the time of issuance of the first Debt Security of such Series.

Section 2.03    Denominations; Certificate of Authentication. The Debt Securities shall be issuable only as registered securities without coupons (subject to Section 11.01(d)) in such denominations as shall be specified as contemplated by Section 2.02, provided that in the absence of such specifications with regard to any Series of Debt Securities, the Debt Securities of such Series shall be issuable in denominations of $1,000 or any integral multiple thereof. The Debt Securities shall be dated the date of authentication.

The Trustee’s certificate of authentication on all Debt Securities shall be in substantially the following form:

Trustee’s Certificate of Authentication

This [note, bond, debenture or other evidence of indebtedness] is one of the Series of Debt Securities referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Section 2.04    Execution of Debt Securities and Authentication. The Debt Securities shall be signed manually, in facsimile, in portable document format (.pdf) or by other means of electronic transmission showing signature, in the name and on behalf of the Company by the Chairman of the Board of Directors, the Vice Chair of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company. Only such Debt Securities as shall bear a certificate of authentication substantially in the form provided in Section 2.03, executed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be an officer of the Company; and any Debt Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such Person was not such an officer.

Prior to the issuance of the Debt Securities of any Series, the Trustee shall have received and (subject to Section 8.02) shall be fully protected in relying on: (a) any Board Resolution, Officer’s Certificate or supplemental indenture hereto establishing the form of the Debt Securities of that Series or of Debt Securities within that Series and the terms of the Debt Securities of that Series or of Debt

Securities within that Series, (b) any Officer’s Certificate complying with Section 15.05 and (c) any Opinion of Counsel complying with Section 15.05.

The Trustee shall at any time, and from time to time, authenticate Debt Securities for original issue in the principal amount provided in the Board Resolution or Officer’s Certificate related thereto or a supplemental indenture hereto, upon compliance with Section 2.02 and this Section 2.04 and receipt by the Trustee of a request from the Company for such authentication. Each Debt Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, Officer’s Certificate or supplemental indenture.

Section 2.05    Exchange and Registration of Transfer of Debt Securities. Debt Securities may be exchanged for an equal aggregate principal amount of Debt Securities of other authorized denominations of the same Series, tenor and date of maturity. Debt Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company for such purpose, as provided in Section 5.02, and the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, the Debt Security or Debt Securities that the Holder making the exchange shall be entitled to receive.

The Company or any Debt Security registrar appointed by the Company shall keep, at said office or agency, a register in which, subject to such reasonable regulations as it may prescribe, the Company or any Debt Security registrar appointed by the Company shall register Debt Securities and shall register the transfer of Debt Securities, as provided in this Article Two. Such Debt Security register shall be in written form or in any other form capable of being converted into written form within a reasonable time. If the Debt Security register is not kept by the Trustee, it shall at all reasonable times be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debt Security at such office or agency, the Company shall execute, and the Trustee shall authenticate and deliver in the name of the transferee or transferees, a new Debt Security or Debt Securities of the same Series, tenor and date of maturity for an equal aggregate principal amount. The Company hereby appoints the Trustee to be Debt Security registrar, but reserves the right to change the Debt Security registrar or to itself act as Debt Security registrar.

All Debt Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or any Debt Security registrar appointed by the Company) be duly endorsed, or be accompanied by a written instrument or instruments of transfer (in form satisfactory to the Company or any Debt Security registrar appointed by the Company) duly executed, by the Holder or his or her attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company or any Debt Security registrar appointed by the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company or any Debt Security registrar appointed by the Company shall not be required to exchange or register the transfer of (a) any Debt Securities for a period of fifteen (15) days next preceding any selection of Debt Securities to be redeemed or (b) any Debt Securities selected, called or being called for redemption.

Section 2.06    Mutilated, Destroyed, Lost or Stolen Debt Securities. In case any temporary or definitive Debt Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debt Security of the same Series, tenor and date of maturity in the same principal amount, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and in substitution for the Debt Security so destroyed, lost or stolen. In every case, the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof.

The Trustee shall authenticate any such substituted Debt Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. In case any Debt Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (upon surrender thereof in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in case of destruction, loss or theft, if the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security of any Series issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debt Security of such Series is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security of such Series shall be found at any time, and shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Debt Securities of such Series duly issued hereunder. All Debt Securities of any Series shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities of such Series and shall preclude any and all other rights or remedies, notwithstanding (to the extent permitted by applicable law) any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.07    Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any Series, the Company may execute and the Trustee shall authenticate and deliver temporary Debt Securities of such Series (printed, lithographed or otherwise produced). Temporary Debt Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Debt Securities, but with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company and the Trustee. Every such temporary Debt Security shall be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the definitive Debt Securities. Without unreasonable delay, the Company will cause to be prepared, and will execute and deliver to the Trustee, definitive Debt Securities of such Series, whereupon any or all temporary Debt Securities of such Series and tenor may be surrendered in exchange therefor at the office or agency of the Company, and the Trustee shall authenticate and deliver in exchange for such temporary Debt Securities an equal aggregate principal amount of definitive Debt Securities of the same Series, tenor and date of maturity. Such exchange shall be made by the Company at its own expense and without any charge therefor except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Until so exchanged, the temporary Debt Securities of any Series and tenor shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such Series and tenor authenticated and delivered hereunder.

Section 2.08    Cancellation of Debt Securities Paid, Etc. All Debt Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the

Company or any paying agent or any Debt Security registrar, be surrendered to the Trustee for cancellation and promptly cancelled by it, or, if surrendered to the Trustee, be promptly cancelled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Debt Securities and deliver a certificate of such disposition to the Company or the Trustee may deliver such cancelled Debt Securities to the Company. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are surrendered to the Trustee for cancellation.

Section 2.09    Debt Securities to Be Treated Equally. All Debt Securities of each Series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such Series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or maturity of the Debt Securities of such Series.

Section 2.10    Computation of Interest. Unless otherwise provided in the Board Resolution or one or more indentures supplemental hereto setting forth the terms of any Series of Debt Securities, interest on the Debt Securities of such Series shall be computed on the basis of a three hundred sixty (360)-day year consisting of twelve (12) thirty (30)-day months.

Section 2.11    Global Debt Securities; Depositary. For the purposes of this Indenture, the term “Agent Member” shall mean a member of, or participant in, a Depositary; the term “Depositary” shall mean, with respect to Debt Securities issuable or issued in whole or in part in the form of one or more Global Debt Securities, the clearing agency registered under the Securities Exchange Act of 1934 designated as Depositary in a Board Resolution, or in an indenture supplemental hereto, pursuant to Section 2.02, and, if at any time there is more than one such agency, “Depositary” as used with respect to the Debt Securities shall mean the respective Depositary with respect to a Series of Debt Securities; and the term “Global Debt Security” shall mean a global certificate evidencing all or part of the Series of Debt Securities, executed by the Company, authenticated by the Trustee and issued to the Depositary for the Series or such portion of the Series, and registered in the name of such Depositary or its nominee.

If a Series of Debt Securities is to be issued in whole or in part in the form of one or more Global Debt Securities, as specified in a Board Resolution, or in an indenture supplemental hereto, pursuant to Section 2.02, then the Company shall execute and the Trustee shall, in accordance with Section 2.03 with respect to such Series, authenticate and deliver each such Global Debt Security, which (a) shall represent and shall be denominated in a principal amount equal to the aggregate principal amount of the Debt Securities of such Series to be represented by such Global Debt Security, (b) shall be registered in the name of the Depositary for such Global Debt Security or its nominee, (c) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (d) unless otherwise specified in such Board Resolution or indenture supplemental hereto, shall bear a legend substantially to the following effect: “This [note, bond, debenture or other evidence of indebtedness] is a Global Debt Security within the meaning of this Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. Unless and until it is exchanged, in whole or in part, for individual certificates evidencing the Debt Securities represented hereby, this Global Debt Security may not be transferred except as a whole (i) by the Depositary to a nominee of the Depositary or (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Notwithstanding Section 2.05, except as otherwise specified in a Board Resolution or in an indenture supplemental hereto, as contemplated by Section 2.02, any Global Debt Security shall be exchangeable only as provided in this paragraph. A Global Debt Security shall be exchangeable pursuant to this Section 2.11 if (A)(1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debt Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and (2) the Company is unable to arrange for a qualified successor, (B) the Company in its sole discretion determines that all Global Debt Securities of any Series then Outstanding shall be exchangeable for definitive Debt Securities of such Series in registered form or (C) an Event of Default, or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, with respect to the Debt Securities of the Series represented by such Global Debt Security has occurred and is continuing. Any Global Debt Security of such Series that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive Debt Securities of such Series in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, currency of payment, date of maturity and other terms and of differing denominations aggregating a like amount. Such definitive Debt Securities of such Series shall be registered in the names of the owners of the beneficial interests in such Global Debt Securities of such Series as such names are from time to time provided by the relevant participants in the Depositary holding such Global Debt Securities (as such participants are identified from time to time by such Depositary).

No Global Debt Security may be transferred except as a whole (x) by the Depositary to a nominee of the Depositary or (y) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Except as provided above, owners solely of beneficial interests in a Global Debt Security shall not be entitled to receive physical delivery of Debt Securities of such Series in definitive form and will not be considered the Holders thereof for any purpose under this Indenture.

In the event that a Global Debt Security is surrendered for redemption in part pursuant to Article Three or Four, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Debt Security, without service charge, a new Global Debt Security in a denomination and tenor equal to and in exchange for the unredeemed portion of the principal for the Global Debt Security so surrendered.

Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial ownership interest in any Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. The Agent Members shall have no rights under this Indenture with respect to any Global Debt Security held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Debt Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Series, including the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

If specified by the Company pursuant to Section 2.02 with respect to a Series, a Person owning a beneficial interest in a Global Debt Security for Debt Securities of such Series may instruct the Depositary for such Series of Debt Securities to surrender such Global Debt Security in exchange, in whole or in part, for Debt Securities of such Series of like tenor in definitive registered form, on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

(aa)    to the Person specified by such Depositary a new Debt Security or Debt Securities of the same Series of like tenor, of any authorized denomination as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial ownership interest in the Global Debt Security; and

(bb)    to such Depositary a new Global Debt Security of the same Series of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Debt Security and the aggregate principal amount of Debt Securities authenticated and delivered pursuant to clause (aa) immediately above.

Upon the exchange of a Global Debt Security for Debt Securities in definitive registered form, such Global Debt Security shall be cancelled by the Trustee. Debt Securities in definitive registered form issued in exchange for a Global Debt Security pursuant to this Section 2.11 shall be registered in such names and in such authorized denominations as the Depositary for such Global Debt Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to or as directed by the Persons in whose names such Debt Securities are so registered.

Section 2.12    CUSIP Numbers. The Company in issuing the Debt Securities may use “CUSIP” numbers and/or other similar security identifying numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers and/or other similar security identifying numbers in notices of redemption as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE THREE

SINKING FUNDS.

Section 3.01    Applicability of Article. The provisions of this Article Three shall be applicable to any sinking fund established in or pursuant to a Board Resolution under Section 2.02 or one or more indentures supplemental hereto for the retirement of Debt Securities of any Series, except as otherwise specified in such Board Resolution or supplemental indenture.

The minimum amount of sinking fund payment required to be made under the terms of the Debt Securities of any Series is herein referred to as a “mandatory sinking fund payment”, and any sinking fund payment that is not required to be made but is permitted by the terms of the Debt Securities of any Series is herein referred to as an “optional sinking fund payment”. Unless otherwise provided for by the terms of the Debt Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.02. Each sinking fund payment shall be applied to the redemption of the Debt Securities of any Series as provided for by the terms of the Debt Securities of such Series.

Section 3.02    Satisfaction of Sinking Fund Payments with Debt Securities. The Company may, at its option, as specified by it in an Officer’s Certificate delivered to the Trustee pursuant to Section 3.03, reduce and satisfy the obligation to make a mandatory sinking fund payment in the amount of the redemption price, premium (if any) and accrued and unpaid interest (if any) to the redemption date on Debt Securities otherwise to be redeemed, of any Debt Securities (a) acquired by the Company and delivered by it to the Trustee for cancellation or (b) redeemed otherwise than through the operation of the mandatory sinking fund, and in each case under clauses (a) and (b) delivered or redeemed on or prior to the date of delivery of such Officer’s Certificate and not theretofore made the basis for a reduction of a mandatory sinking fund payment.

Section 3.03    Redemption of Debt Securities for Sinking Fund. Not less than sixty (60) days prior to each sinking fund payment date for any Series of Debt Securities (or such later date as shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next succeeding sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that Series pursuant to Section 3.02 and will also deliver to the Trustee any Debt Securities to be so credited which have not theretofore been delivered. Not less than thirty (30) days prior to each such sinking fund payment date, the Trustee shall select the Debt Securities of such Series to be redeemed upon such sinking fund payment date in the manner specified in Article Four and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Article Four. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Article Four. In the case of the failure of the Company to deliver such Officer’s Certificate when due (or to deliver the Debt Securities specified in this Section 3.03), the sinking fund payment due on the next succeeding sinking fund payment date for that Series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in Section 3.02 and without the right to make any optional sinking fund payment with respect to such Series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities of any Series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date next succeeding the date of such payment) to the redemption of such Debt Securities at the redemption price specified in such Debt Securities for operation of the sinking fund, together with the premium (if any) and accrued and unpaid interest (if any) to the date fixed for redemption. Subject to the provisions of Section 13.05, any sinking fund payment not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.03. Subject to the provisions of Section 13.05, any and all sinking fund payments with respect to the Debt Securities of any Series held by the Trustee on the last sinking fund payment date with respect to the Debt Securities of such Series shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of such Series at maturity.

ARTICLE FOUR

REDEMPTION OF DEBT SECURITIES.

Section 4.01    Applicability of Article. The provisions of this Article Four shall be applicable to any redemption provisions established in or pursuant to a Board Resolution under Section 2.02 or one or more indentures supplemental hereto with respect to any Series of Debt Securities, except as otherwise provided in such Board Resolution under Section 2.02 or supplemental indenture.

Section 4.02    Notice of Redemption; Selection of Debt Securities. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debt Securities of any Series, as evidenced by a Board Resolution, it shall fix a date for redemption and give notice of such redemption by first-class mail, postage prepaid, at least thirty (30) days prior to the date fixed for redemption to the Trustee and to the Holders of Debt Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Security register; provided, that if fewer than all of the Debt Securities of a Series and tenor are to be redeemed, the Company will give the Trustee notice not less than thirty-five (35) days prior to the redemption date as to the aggregate principal amount of Debt Securities of such Series and tenor to be redeemed, and the Trustee shall select pro rata, by lot or in such other manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities of such Series and tenor to be redeemed. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice as provided herein or any defect in the notice to the Holder of any Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security.

Each such notice of redemption shall specify the date fixed for redemption, the “CUSIP” numbers and/or other similar security identifying numbers of the Debt Securities to be redeemed, the redemption price at which such Debt Securities are to be redeemed, whether the redemption is through operation of a sinking, purchase or analogous fund, the place of payment, that payment will be made upon presentation and surrender of such Debt Securities, that the premium (if any) and interest accrued and unpaid (if any) to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Debt Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of the same Series and tenor, of authorized denominations, in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to 10:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, the Company will segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to redeem on the redemption date all of the Debt Securities so called for redemption at the applicable redemption price, together with the premium (if any) and accrued and unpaid interest (if any) to the date fixed for redemption. The Trustee or any paying agent (other than the Company) shall promptly return to the Company any money deposited with the Trustee or any such paying agent by the Company in excess of the amount necessary to pay the redemption price, premium (if any) and accrued and unpaid interest (if any) to the redemption date on the Debt Securities to be redeemed.

Section 4.03    Payment of Debt Securities Called for Redemption. If notice of redemption has been given as provided in Section 4.02, the Debt Securities or portions of Debt Securities to be redeemed shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with the premium (if any) and the interest accrued and unpaid (if any) to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the redemption price, together with the premium (if any) and the interest accrued and unpaid (if any) to said date) interest on such Debt Securities or such portions of Debt Securities shall cease to accrue. Upon presentation and surrender of such Debt Securities at the place of payment specified in such notice, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with the premium (if any) and the interest accrued and unpaid thereon (if any) to the date fixed for redemption.

If any Debt Security or portion thereof called for redemption shall not be so paid due to the Company’s failure to deposit the funds sufficient for redemption, the principal and premium (if any) shall, until paid, bear interest from the date fixed for redemption at the rate borne by such Debt Security or such portion thereof, or at such other rate provided in the Board Resolution relating to such Debt Security or the supplemental indenture under which such Debt Security is issued. Upon presentation and surrender of any Debt Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of the same Series and tenor, of authorized denominations, in principal amount equal to the unredeemed portion of the Debt Security so presented and surrendered.

ARTICLE FIVE

PARTICULAR COVENANTS OF THE COMPANY.

Section 5.01    Payment of Principal, Premium and Interest. With respect to each Series of Debt Securities, the Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium (if any) and interest (if any) on, the Debt Securities of such Series at the place, at the respective times and in the manner provided in this Indenture and in the Debt Securities of such Series.

Section 5.02    Office for Notices and Payments, Etc. So long as any of the Debt Securities remain Outstanding, the Company will maintain an office or agency (which office or agency may differ for different Series of Debt Securities), initially to be located at the Corporate Trust Office, where the Debt Securities may be presented and surrendered for registration of transfer and for exchange as in this Indenture provided, where notices and demands to or upon the Company in respect of Debt Securities or of this Indenture may be served and where Debt Securities may be presented and surrendered for payment, provided that the Company may maintain a separate office or agency for one or more of the foregoing purposes. The Company will give to the Trustee written notice of the change in the location of such office or agency. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and surrenders may be made and notices and demands may be served at the Corporate Trust Office.

Section 5.03    Appointments to Fill Vacancies in the Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04    Provision as to Paying Agent.

(a)    If the Company shall appoint a paying agent other than the Trustee with respect to any Series of Debt Securities, it will cause such agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04, that such agent will:

(i)    hold all sums held by it as such agent for the payment of the principal of, and premium (if any) or interest (if any) on, any of the Debt Securities of such Series (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities of such Series) in trust for the benefit of the Holders of Debt Securities of such Series;

(ii)    give the Trustee and the Company notice of any failure by the Company (or by any other obligor on the Debt Securities of such Series) to make any payment of the principal of, and premium (if any) or interest (if any) on, any of the Debt Securities of such Series when the same shall be due and payable; and

(iii)    pay sums held in trust to the Trustee upon the Trustee’s request in the event of a default pursuant to clause (ii) immediately above.

(b)    If the Company shall act as its own paying agent with respect to any Series of Debt Securities, it will, on or before each due date for the payment of the principal of, and premium (if any) or interest (if any) on, any of the Debt Securities of a Series, set aside, segregate and hold in trust for the benefit of such Holders of Debt Securities of such Series a sum sufficient to pay such principal, premium (if any) or interest (if any) so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on the Debt Securities of such Series) to make any payment of the principal of, and premium (if any) or interest (if any) on, any of the Debt Securities of such Series when the same shall become due and payable.

(c)    Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture in accordance with Sections 13.01 and 13.02, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained.

(d)    Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.03 through 13.05.

(e)    The Company hereby appoints the Trustee to act as paying agent for all Series of Debt Securities, but reserves the right to change the paying agent or to itself act as paying agent.

Section 5.05    Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition provided in a Board Resolution delivered to the Trustee pursuant to Section 2.02 or in any indenture supplemental hereto with respect to the Debt Securities of any Series, if before or after the time for such compliance the Holders of a majority in aggregate principal amount of the Debt Securities of such Series at the time Outstanding shall, by action of such Holders as provided in Section 9.01, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 5.06    Certificate to the Trustee. The Company will deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company (which on the date hereof ends on December 31) ending after the date any Series of Debt Securities is first issued hereunder, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s performance and observance of and compliance with the terms, provisions, covenants and conditions of this Indenture, and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge; provided, however, the Company shall not be obligated to make any such statement with respect to any term, provision, covenant or condition specified in this Section 5.06 if such term, provision, covenant or condition, as the case may be, is applicable only to a Series of Debt Securities none of the Debt Securities of which are Outstanding or with respect to which Series the Company has been discharged pursuant to Article Thirteen.

ARTICLE SIX

HOLDERS’ LISTS AND REPORTS BY THE COMPANY

AND THE TRUSTEE.

Section 6.01    Company to Furnish Holders’ Lists to the Trustee. The Company will furnish or cause to be furnished to the Trustee:

(a)    semi-annually, not later than February 1 and August 1 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding January 1 or July 1, as the case may be, and

(b)    at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the date such list is furnished;

provided, however, that so long as the Trustee shall be the registrar with respect to the Debt Securities of a Series no such list need be furnished with respect to the Debt Securities of such Series.

Section 6.02    Preservation of Information; Communications to the Holders.

(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders received by the Trustee in its capacity as registrar. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b)    The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

(c)    Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

Section 6.03    Reports by the Trustee.

(a)    The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.

(b)    A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debt Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Debt Securities are listed on any stock exchange.

Section 6.04    Reports by the Company. The Company shall, so long as any Debt Securities of any Series are Outstanding, file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or other reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within thirty (30) days after the same is so required to be filed with the Commission. Delivery of such information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). All required information, documents and other reports referred to in this Section 6.04 shall be deemed filed with the Trustee and transmitted to the Holders at the time such information, documents or other reports are publicly filed with the Commission via the Commission’s EDGAR filing system (or any successor system); provided, however, that the Trustee shall have no responsibility to determine whether or not such filing has taken place.

ARTICLE SEVEN

REMEDIES OF THE TRUSTEE AND THE DEBT SECURITY HOLDERS

UPON EVENTS OF DEFAULT.

Section 7.01    Events of Default. “Event of Default” with respect to any Series of Debt Securities means each one of the events specified below in this Section 7.01, unless it is either inapplicable to a Series or is specifically deleted or modified in the Board Resolution under Section 2.02 relating to such Series or any supplemental indenture under which such Series of Debt Securities is issued, and any other events as may be specified in the Board Resolution under Section 2.02 relating to such Series or any supplemental indenture under which such Series of Debt Securities is issued in case one or more of the following Events of Default shall have occurred and be continuing:

(a)    default in the payment of any installment of interest upon any of the Debt Securities of such Series, as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days after receipt by the Company of written notice of such default from any Holder or the Trustee;

(b)    default in the payment of the principal of, or premium (if any) on, any of the Debt Securities of such Series, as and when the same shall become due and payable (subject to clause (c) below), either at maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of thirty (30) days after receipt by the Company of written notice of such default from any Holder or the Trustee;

(c)    default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of any of the Debt Securities of such Series, as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days after receipt by the Company of written notice of such default from any Holder or the Trustee;

(d)    failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company in respect of the Debt Securities of such Series, or in this Indenture contained with respect to such Series, for a period of ninety (90) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, by registered mail, return receipt requested, postage prepaid; or to the Company and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Debt Securities of such Series at the time Outstanding;

(e)    entry of a decree or order for relief in respect of the Company by a court having jurisdiction in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of such decree or order unstayed and in effect for a period of ninety (90) days; or

(f)    commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent by the Company to the entry of an order for relief in an involuntary case under any such law, or consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or for any substantial part of its property, or any general assignment by the Company for the benefit of creditors;

then and in each and every such case in which an Event of Default shall have occurred and shall be continuing, unless the principal of all of the Applicable Debt Securities (as hereinafter defined) shall have already become due and payable, either the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Applicable Debt Securities then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders of the Applicable Debt Securities), may declare the principal of all of the Applicable Debt Securities (or such portion thereof as may be provided in the Board Resolution under Section 2.02 relating to such Series or any supplemental indenture under which such Applicable Debt Securities are issued or in the terms of such Series) to be due and payable immediately and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Applicable Debt Securities to the contrary notwithstanding. The term “Applicable Debt Securities” shall mean the Debt Securities of a Series with respect to which an Event of Default shall have occurred and be continuing and unless otherwise specifically provided with respect to a Series of Debt Securities in the Board Resolution under Section 2.02 relating to such Series or any indenture supplemental hereto under which such Series of Debt Securities are issued or in the terms of such Series shall refer to Debt Securities on a Series by Series basis such that the provisions hereof shall be applied separately to each Series of Debt Securities affected by such Event of Default.

Any declaration pursuant to this Section 7.01 is, however, subject to the condition that if, at any time after the principal of the Applicable Debt Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the money due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Applicable Debt Securities and the principal of, and premium (if any) on, any and all Applicable Debt Securities which shall have become due otherwise than by acceleration, with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium (if any) at the rate borne by the Applicable Debt Securities, or at such other rate as may be provided in the Board Resolution under Section 2.02 relating to such Series or any supplemental indenture under which such Applicable Debt Securities are issued, to the date of such payment or deposit or in the terms of such Series, and all sums paid or advances made by the Trustee hereunder and all amounts owing the Trustee under Section 8.06, and any and all Events of Default under this Indenture with respect to the Applicable Debt Securities, other than the nonpayment of principal of, and accrued interest on, the Applicable Debt Securities which shall have become due by acceleration, shall have been remedied, cured or waived, then and in every such case, the Holders of a majority in aggregate principal amount of the Applicable Debt Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults related to such Applicable Debt Securities and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee or any of the Holders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Holders, then and in every such case, the Company and the Trustee and such Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee and such Holders shall continue as though no such proceedings had been taken.

Section 7.02    Payment of Applicable Debt Securities on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Applicable Debt Securities as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days after receipt by the Company of written notice of such default, or (b) in case default shall be made in the payment of the principal of, and premium (if any) on, any of the Applicable Debt Securities as and when the same shall become due and payable (subject to clause (c) below), whether at maturity of the Applicable Debt Securities or upon redemption or by declaration or otherwise, and such default shall have continued for a period of thirty (30) days after receipt by the Company of written notice of such default, or (c) in case default shall be made in the payment for any sinking, purchase or analogous fund provided for in respect of any of the Applicable Debt Securities as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days after receipt by the Company of written notice of such default, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Applicable Debt Securities, the whole amount that then shall have become due and payable on all such Applicable Debt Securities for principal and premium (if any) or interest (if any), or both, as the case may be, with interest upon the overdue principal and premium (if any) and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Applicable Debt Securities or at such other rate as may be provided in the Board Resolution under Section 2.02 relating to such Series or any supplemental indenture under which such Applicable Debt Securities are issued or in the terms of such Series; and, in addition thereto, such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 8.06.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Applicable Debt Securities and collect in the manner provided by law out of the property of the Company or any other obligor on the Applicable Debt Securities wherever situated the money adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debt Securities under the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the U.S. Code, as amended from time to time hereafter, or any successor federal bankruptcy law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any similar judicial proceedings relative to the Company or any other obligor on the Debt Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium and interest owing and unpaid in respect of the Debt Securities, and to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any amounts owing the Trustee under Section 8.06) and of the Holders of Debt Securities allowed in such judicial proceedings relative to the

Company or any other obligor on the Debt Securities, its or their creditors, or its or their property, and to collect and receive any money or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its fees and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amounts owing the Trustee under Section 8.06 up to the date of such distribution.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities of any Series, may be enforced by the Trustee without the possession of any of the Debt Securities of such Series, or the production thereof in any trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (other than in respect of amounts owing to the Trustee under Section 8.06) shall be for the ratable benefit of the Holders of Debt Securities of such Series.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.03    Application of Money Collected by the Trustee. Any money collected by the Trustee pursuant to this Article Seven with respect to a Series of Debt Securities shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such money, upon presentation of the several Debt Securities of such Series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts owed to the Trustee under Section 8.06;

SECOND: In case the principal on none of the Outstanding Debt Securities of such Series shall have become due and be unpaid, to the payment of interest (if any) which has become due and is unpaid on the Debt Securities of such Series, in the order of the maturity of the installments of such interest, with interest (to the extent permitted by applicable law and to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debt Securities of such Series or at such other rate as may be provided in the Board Resolution under Section 2.02 relating to such Series or any supplemental indenture under which such Series of Debt Securities is issued or in the terms of such Series (such payments to be made ratably to the Persons entitled thereto);

THIRD: In case the principal of any of the Outstanding Debt Securities of such Series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of such Series for principal, premium (if any) and interest (if any) with interest on the overdue principal and premium (if any) and (to the extent permitted by applicable law and to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debt Securities of such Series or at such other rate as may be provided in the Board Resolution under Section 2.02 relating to such Series or any supplemental indenture under which such Series of Debt Securities is issued or in the terms of such Series; and in case such money shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debt Securities of such Series, then to the payment of such principal, premium (if any) and interest (if any) without preference or priority of principal and premium (if any) over interest (if any) or of interest over principal and premium (if any) or of any installment of interest over any other installment of interest, or of any Debt Security of such

Series over any other Debt Security of such Series, ratably to the aggregate of such principal, premium (if any) and accrued and unpaid interest (if any); and

FOURTH: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 7.04    Proceedings by the Debt Security Holders. No Holder of any Applicable Debt Security of any Series shall have any right by virtue of or by availing himself or herself of any provision of this Indenture to institute any action, suit or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, in each case with respect to an Event of Default related to such Applicable Debt Securities, unless such Holder previously shall have given to a Responsible Officer of the Trustee and the Company written notice of default with respect to the Applicable Debt Securities of such Series and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than twenty-five percent (25%) in aggregate principal amount of such Applicable Debt Securities then Outstanding shall have made written request upon the Trustee, with a copy to the Company, to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written requests shall have been given to the Trustee during such sixty (60)-day period by the Holders of a majority in aggregate principal amount of such Applicable Debt Securities then Outstanding, it being understood and intended, and being expressly covenanted by the Holder of every Debt Security of a Series with every other Holder of a Debt Security of such Series and the Trustee, that no one or more Holders of Debt Securities of such Series shall have any right in any manner whatever by virtue of or by availing himself or herself or themselves of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of such Debt Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities of such Series.

Notwithstanding any other provisions in this Indenture, the right of any Holder of any Debt Security, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest (if any) on, such Debt Security on their respective due dates however set, and to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 7.05    Proceedings by the Trustee. In case an Event of Default shall occur and be continuing hereunder with respect to any Applicable Debt Securities, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or otherwise made applicable to such Debt Securities, or in aid of the exercise of any power granted in this Indenture with respect to such Applicable Debt Securities, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.06    Remedies Cumulative and Continuing. All powers and remedies given by this Article Seven to the Trustee or to the Holders of Debt Securities of any Series shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or to the Holders of such Series, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise made applicable to such Series, and no delay or omission of the Trustee or of any Holder of Debt Securities of a Series to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Holders of Debt Securities of a Series may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of such Series.

Section 7.07    Direction of Proceedings and Waiver of Defaults by Majority of the Holders. The Holders of a majority in aggregate principal amount of the Debt Securities of any Series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such Series; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel in writing determines that the action or proceeding so directed may not lawfully be taken or would be in conflict with the terms of this Indenture or if the Trustee in good faith by a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or would be unduly prejudicial to the Holders of Debt Securities of such Series not joining in such direction. Prior to any declaration accelerating the maturity of the Debt Securities of any Series, the Holders of a majority in aggregate principal amount of the Debt Securities of such Series at the time Outstanding may, on behalf of the Holders of all of the Debt Securities of such Series, waive any past default or Event of Default hereunder with respect to such Series and its consequences except a default in the payment of the principal of, and premium (if any) or interest (if any) on, any of the Debt Securities of such Series, or in respect of a covenant or provision hereof which under Article Eleven cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such Series affected. Upon any such waiver, the Company, the Trustee and the Holders of Debt Securities of such Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default (as hereinafter defined) or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debt Securities of such Series and this Indenture be deemed to have been cured and to be not continuing.

Section 7.08    Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence of a default with respect to the Debt Securities of any Series, mail to all Holders of Debt Securities of such Series, as the names and addresses of such Holders appear upon the Debt Security register, with a copy to the Company, notice of all such defaults actually known to a Responsible Officer of the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purpose of this Section 7.08 being hereby defined to be any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such Series); and provided that, except in the case of default in the payment of the principal of, and premium (if any) or interest (if any) on, any of the Debt Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of such Series.

Section 7.09    No Undertaking to Pay Costs. The provisions of Section 315(e) of the TIA are hereby expressly excluded.

ARTICLE EIGHT

CONCERNING THE TRUSTEE.

Section 8.01    Duties and Responsibilities of the Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred and is continuing (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs. If any Holder notifies the Trustee in writing of the occurrence of a default described in Section 7.01(a), 7.01(b) or 7.01(c), the Trustee shall promptly transmit such notice to the Company by registered mail, return receipt requested, postage prepaid.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, except that:

(a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of any Series at the time Outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Debt Securities of such Series, or exercising any trust or power conferred upon the Trustee with respect to the Debt Securities of such Series under this Indenture;

(c)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers; and

(d)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

Section 8.02    Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a)    the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

(c)    the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)    prior to the occurrence of an Event of Default with respect to any Series of Debt Securities hereunder and after the curing or waiving of all Events of Default with respect to such Series of Debt Securities, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document with respect to such Series of Debt Securities;

(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder directly or by or through agents or counsel, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or counsel appointed with due care by the Trustee hereunder;

(g)    the Trustee shall not be deemed to have knowledge or notice of any Event of Default or default hereunder unless a Responsible Officer of the Trustee shall have actual knowledge thereof or shall have received written notice of such, or unless the Holders of not less than twenty-five percent (25%) of the Outstanding Debt Securities of any Series as to which there exists an Event of Default or default give written notice of such Event of Default or default to the Trustee; and

(h)    the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 8.03    Responsibility for Recitals, Etc. The recitals contained herein and in the Debt Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.

Section 8.04    Trustee, Paying Agent or Debt Security Registrar May Own Debt Securities. The Trustee, any paying agent, any Debt Security registrar or any other agent of the Company in its individual or any other capacity, may become the owner or pledgee of Debt Securities with the same rights it would have if it were not Trustee, paying agent, Debt Security registrar or such other agent.

Section 8.05    Money to Be Held in Trust. Subject to the provisions of Sections 13.04 and 13.05, all money received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which it was received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 8.06    Compensation and Expenses of the Trustee. The Company agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee (which to the extent permitted by law shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture, any Board Resolution, any Officer’s Certificate or any supplemental Indenture (including the reasonable compensation and the reasonable fees and expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the Trustee’s negligence, willful misconduct or bad faith. The Company also agrees to indemnify the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all losses, damages, claims, liabilities or expenses (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such predecessor Trustee and arising out of or in connection with the acceptance or administration of this trust or the performance of duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(e) or 7.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable U.S. federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 8.06 shall survive the termination of this Indenture.

Section 8.07    Officer’s Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be provided or established prior to taking or omitting any such action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.08    Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 8.09    Eligibility of the Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by U.S. federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign promptly in the manner and with the effect specified in Section 8.10.

Section 8.10    Resignation or Removal of the Trustee.

(a)    The Trustee may at any time resign with respect to the Debt Securities of one or more Series by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within sixty (60) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder of a Debt Security of such Series who has been a bona fide Holder of a Debt Security or Debt Securities of such Series for at least six (6) months may, subject to the provisions of Section 7.09, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may, thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b)    In case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with the provisions of Section 8.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security for at least six (6) months;

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or an insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 7.09, any Holder who has been a bona fide Holder of a Debt Security for at least six (6) months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may, thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c)    The Holders of a majority in aggregate principal amount of the Debt Securities of a Series at the time Outstanding may at any time remove the Trustee as to that Series and appoint a successor Trustee as to that Series.

(d)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Debt Securities as their names and addresses appear in the Debt Security register. Each such notice shall include the name of the successor Trustee and the address of its principal corporate trust office. If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given, at the expense of the Company.

Section 8.11    Acceptance by the Successor Trustee. Any successor Trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all of the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but nevertheless, on the written request of the Company or of the successor Trustee, the predecessor Trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers, trusts and duties of the Trustee ceasing to act. Upon request of the Company or of any such successor Trustee, the predecessor Trustee shall execute and deliver any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, trusts and duties.

No successor Trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) Series, (a) the Company, the predecessor Trustee and each successor Trustee with respect to the Debt Securities of one or more Series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all of the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of that or those Series to which the appointment of such successor Trustee relates, (ii) if the predecessor Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all such provisions as shall be deemed necessary or desirable to confirm that all of the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of that or those Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be deemed necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as being co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; (b) upon the execution and delivery of such supplemental indenture, the resignation or removal of the predecessor Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all of the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of that or those Series to which the appointment of such successor Trustee relates; (c) on the request of the Company or any successor Trustee, such predecessor Trustee (subject to the provisions of Section 8.06) shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder with respect to the Debt Securities of that or those Series to which the appointment of such successor Trustee relates; and (d) upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers, trusts and duties referred to in this Section 8.11.

Section 8.12    Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor Trustee shall succeed to the trusts created by this Indenture with respect to one or more Series of Debt Securities, any of such Debt Securities shall have been authenticated but not delivered, any such successor Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in such Debt Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debt Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13    Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor on the Debt Securities), the Trustee shall be subject to the provisions of Section 311 of the TIA regarding the collection of claims against the Company (or any other obligor).

ARTICLE NINE

CONCERNING THE HOLDERS.

Section 9.01    Action by the Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any Series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced, by (a) any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing or (b) the record of the Holders of such Debt Securities voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Ten or (c) a combination of such instrument or instruments and any such record of such a meeting of such Holders.

Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Debt Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this

Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Debt Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Debt Security.

Section 9.02    Proof of Execution by the Holders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Holder or his or her agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The ownership of Debt Securities shall be proved by the Debt Security register or by a certificate of the Debt Security registrar.

The record of any Holders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03    Persons Deemed Owners. Prior to due presentment for registration of transfer of any Debt Security, the Company, the Trustee, or the paying agent and any Debt Security registrar may deem the Person in whose name any Debt Securities shall be registered upon the Debt Security register to be, and may treat him or her as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing on such Debt Security) for the purpose of receiving payment of or on account of the principal of, and premium (if any) and interest (if any) on, such Debt Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debt Security registrar shall be affected by any notice to the contrary. All such payments so made to any registered Holder for the time being, or upon his or her order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Debt Security.

Section 9.04    Company-Owned Debt Securities Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Debt Securities have concurred in any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Debt Securities which are owned by the Company or any other obligor on the Debt Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debt Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debt Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor. In the case of a dispute as to such right, any reasonable decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 9.05    Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any Series specified in this Indenture in connection with such action, any Holder of a Debt Security the serial number of which is shown by the evidence to be included in such Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debt Security. Except as aforesaid, any such action taken by the Holder of any Debt Security of any Series shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security.

ARTICLE TEN

HOLDERS’ MEETINGS.

Section 10.01    Purposes of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

(a)    to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Seven;

(b)    to remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article Eight;

(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debt Securities under any other provision of this Indenture or under applicable law.

Section 10.02    Call of Meetings by the Trustee. The Trustee may at any time call a meeting of Debt Security Holders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided herein to Holders of Debt Securities of all Series that may be affected by the action proposed to be taken at the meeting. Such notice shall be given not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Section 10.03    Call of Meetings by the Company or the Holders. In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of at least ten percent (10%) in aggregate principal amount of the Debt Securities then Outstanding of all Series that may be affected by the action proposed to be taken at the meeting, shall have requested the Trustee to call a meeting of Debt Security Holders of all Series that may be so affected by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debt Security Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04    Record Dates for Certain Actions. The Company may, in the circumstances permitted by the TIA, fix any day as the record date for the purpose of determining the Holders of Debt Securities of any Series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Debt Securities of such Series. If not set by the Company prior to the first solicitation of a Holder of Debt Securities of such Series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the thirtieth (30th) day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 6.01) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more Series of Debt Securities, only the Holders of Debt Securities of such Series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

Section 10.05    Qualifications for Voting. To be entitled to vote at any meeting of Debt Security Holders a Person shall be (a) a Holder of one or more Debt Securities of a Series affected by the action proposed to be taken at the meeting or (b) a Person appointed by an instrument in writing as proxy by a Holder of one or more such Debt Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Debt Security Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.06    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debt Security Holders, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debt Security Holders as provided in Section 10.03, in which case the Company or the Debt Security Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 9.04, at any meeting each Debt Security Holder of a Series or proxy shall be entitled to one (1) vote for each $1,000 principal amount (or corresponding denomination if the Debt Securities are not in U.S. dollars) (or such other principal amount equal to the authorized minimum denomination) of Debt Securities of such Series held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debt Securities of such Series held by him or her or instruments in writings as aforesaid duly designating him or her as the Person to vote on behalf of other Debt Security Holders of such Series. Any meeting of Debt Security Holders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.07    Voting. The vote upon any resolution submitted to any meeting of Holders of a Series or all Series to be affected thereby, as the case may be, shall be by written ballots on which shall be subscribed the signatures of the Holders of Debt Securities of such Series or of their representatives by proxy and the serial number or numbers of the Debt Securities of such Series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes of any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the serial numbers of the Debt Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE ELEVEN

SUPPLEMENTAL INDENTURES.

Section 11.01    Supplemental Indentures without Consent of the Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Twelve;

(b)    to add to the covenants of the Company such further Events of Default, covenants, restrictions or conditions, for the benefit of the Holders of Debt Securities of all or any Series as the Board of Directors shall consider to be for the benefit of the Holders of Debt Securities of such Series;

(c)    to clarify or cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture or Debt Securities of a Series which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or Debt Securities of a Series, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture or Debt Securities of a Series which shall not adversely affect the interests of the Holders of Debt Securities in any material respect;

(d)    to provide for the issuance of a Series of Debt Securities in bearer form with or without interest coupons;

(e)    to provide for beneficial ownership of all or a portion of a Series of Debt Securities to be evidenced by electronic book-entry (i) at a Depositary, (ii) on the records of the Company, its agent or a third party other than a Depositary, with the Company, its agent or a third party holding a certificate or certificates representing such Debt Securities or portion thereof, or (iii) any combination of (i) and (ii); provision may be made that beneficial owners shall not have the right to obtain certificates for such Debt Securities or portion thereof;

(f)    to add to, change or eliminate any of the provisions of this Indenture in respect of one or more Series of Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Debt Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security Outstanding;

(g)    at the Company’s option, to set forth some or all of the terms of the Debt Securities of a Series in lieu of setting forth such terms in a Board Resolution pursuant to Section 2.02;

(h)    to provide for the appointment of a successor Trustee with respect to one or more Series of Debt Securities pursuant to Section 8.11;

(i)    to provide for an authenticating agent for the Trustee;

(j)    to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(k)    to conform any provision of this Indenture, the Debt Securities of any Series or any related security documents to the description of such Debt Securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the Debt Securities of such Series to the extent that such description was intended to be a verbatim recitation of a provision in this Indenture, such Debt Securities or any related security documents.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02    Supplemental Indentures with Consent of the Holders. With the consent (evidenced as provided in Section 9.01) of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each Series to be affected, the Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or Debt Security of a Series or of modifying in any manner the rights of the Holders of Debt Securities of such Series to be affected; provided, however, that no such supplemental indenture shall (a) change the fixed maturity (which term shall not include payments due pursuant to any sinking, purchase or analogous fund) of any Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the maturity or the redemption date thereof, without the consent of the Holder of each Debt Security so affected, or (b) reduce the aforesaid percentage of Debt Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of all Debt Securities of such Series then Outstanding.

Upon request of the Company, accompanied by a copy of the resolutions of the Board of Directors (certified by an Officer’s Certificate which shall accompany the resolutions) authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.03    Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Eleven shall comply with the TIA, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of all of the Debt Securities or of the Debt Securities of any Series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all of the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04    Notation on Debt Securities. Debt Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may, but need not, bear a notation in form reasonably approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debt Securities so modified as to conform, in the reasonable opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debt Securities then Outstanding.

Section 11.05    Evidence of Compliance of Supplemental Indenture to Be Furnished to the Trustee. The Trustee, subject to the provisions of Sections 8.01 and 8.02, shall receive, and be entitled to rely upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven.

ARTICLE TWELVE

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER.

Section 12.01    Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a)    the corporation formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, and premium (if any) and interest (if any) on, all of the Debt Securities and the performance or observance of every covenant and other obligation of this Indenture on the part of the Company to be performed or observed;

(b)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article Twelve and that all conditions precedent herein provided for relating to such transaction have been complied with; provided, however, the Opinion of Counsel shall not be required to include any opinion with respect to the condition set forth in clause (b) of this Section 12.01.

Section 12.02    Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 12.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance or transfer, the Company (which term for this purpose shall mean the Person named as the “Company” in the first paragraph of this instrument or any successor corporation which shall have theretofore become such in the manner prescribed in Section 12.01) shall be discharged from all liability under this Indenture and in respect of the Debt Securities and may be dissolved and liquidated.

ARTICLE THIRTEEN

SATISFACTION AND DISCHARGE OF INDENTURE OR CERTAIN COVENANTS.

Section 13.01    Satisfaction and Discharge of Indenture. When either (a) the Company shall deliver to the Trustee for cancellation all Debt Securities of a Series theretofore authenticated (other than any Debt Securities of such Series which shall have been mutilated, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) and not theretofore cancelled; or (b) all of the Debt Securities of such Series not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one (1) year or are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Debt Securities of such Series (other than any Debt Securities of such Series which shall have been mutilated, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and premium (if any) and interest (if any) due or to become due to such date of maturity or redemption, as the case may be, but excluding, however, the amount of any money for the payment of the principal of, and premium (if any) or interest (if any) on, the Debt Securities of such Series (i) theretofore deposited with the Trustee with respect to the Debt Securities of such Series and repaid by the Trustee to the Company in accordance with the provisions of Section 13.05 or (ii) paid with respect to the Debt Securities of such Series to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Debt Securities of such Series, except as to (A) the rights of Holders of such Series to receive solely from funds deposited by the Company with the Trustee, in trust as described above in this Section 13.01, payment of the principal of, and premium (if any) and interest (if any) on, such Debt Securities when such payments are due; (B) the Company’s obligations with respect to such Debt Securities under Sections 2.05, 2.06, 5.02 and 13.03; and (C) the rights, powers, duties and immunities of the Trustee hereunder and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company, shall execute such instruments as may be requested by the Company acknowledging satisfaction of and discharging this Indenture with respect to such Series of Debt Securities.

Section 13.02    Defeasance upon Deposit of Money, U.S. Government Obligations or Eligible Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as hereinafter defined) from its obligations with respect to any Debt Securities or any Series of Debt Securities on the ninety-first (91st) day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 12.01 with respect to any such Debt Securities and any other covenants provided in a Board Resolution delivered to the Trustee pursuant to Section 2.02 or an indenture supplemental hereto with respect to such Debt Securities at any time after the applicable conditions set forth below have been satisfied:

(i)    the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities (A) money in an amount, or (B) U.S. Government Obligations and/or Eligible Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one (1) Business Day prior to the due date of any payment, money in an amount, or (C) a combination of (A) and (B), sufficient, in the opinion (with respect to (A) and (B)) of a nationally recognized firm of independent registered public accountants selected by the Company expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of, and premium (if any) and interest (if any) on, such Debt Securities Outstanding on the dates such installments of principal, premium (if any) and interest (if any) are due (taking into account any redemption pursuant to optional sinking fund payments notice of which redemption is provided to the Trustee at the time of the deposit referred to in this clause (i));

(ii)    if such Debt Securities are then listed on any stock exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company’s exercise of its option under this clause (ii) would not cause such Debt Securities to be delisted;

(iii)    no Event of Default with respect to such Debt Securities under Section 7.01(a), 7.01(b), 7.01(c), 7.01(e) or 7.01(f) of this Indenture shall have occurred and be continuing on the date of such deposit and the Company shall have furnished an Officer’s Certificate to such effect; and

(iv)    the Company shall have delivered to the Trustee (A) an Opinion of Counsel or (B) a ruling from, or published by, the Internal Revenue Service, whichever of (A) or (B) the Company shall determine, to the effect that Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 13.02 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

“Discharged” means, for purposes of this Section 13.02, that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, such Debt Securities and to have satisfied all of the obligations under this Indenture relating thereto (and the Trustee shall execute such instruments as may be requested by the Company acknowledging the same), except (1) the rights of Holders of such Debt Securities to receive, solely from the trust fund described in clause (i) above, payment of the principal of, and premium (if any) and interest (if any) on, such Debt Securities when such payments are due; (2) the Company’s obligations with respect to such Debt Securities under Sections 2.05, 2.06, 5.02 and 13.03; and (3) the rights, powers, duties and immunities of the Trustee hereunder. Notwithstanding the satisfaction and discharge of this Indenture with respect to any such Debt Securities, the obligations of the Company to the Trustee under Section 8.06 shall survive.

Section 13.03    Deposited Money, U.S. Government Obligations and Eligible Obligations to Be Held in Trust by the Trustee. All money, U.S. Government Obligations and Eligible Obligations deposited with the Trustee pursuant to Section 13.01 or 13.02 and, with respect to U.S. Government Obligations and Eligible Obligations, the principal and interest in respect thereof, shall be held irrevocably in trust and applied by it to the payment in accordance with the provisions of the Debt Securities and this Indenture, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Debt Securities for the payment or redemption of which such money has been deposited with the Trustee, of all sums due and to become due thereon for principal, premium (if any) and interest (if any) but such money need not be segregated from other funds except to the extent required by law. The Trustee shall promptly pay to the Company, upon written request of the Company, any excess money, U.S. Government Obligations or Eligible Obligations held by the Trustee at any time.

Section 13.04    Paying Agent to Repay Money Held. Upon the satisfaction and discharge of this Indenture, all money then held by any paying agent of the Debt Securities (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such money.

Section 13.05    Return of Unclaimed Amounts. Notwithstanding anything to the contrary contained in this Indenture (including, but not limited to, the provisions of Section 13.03), any amounts deposited with or paid to the Trustee for payment of any portion of the principal of (which term shall for these purposes include payments due pursuant to any sinking, purchase or analogous fund), and premium (if any) or interest (if any) on, the Debt Securities and not applied but remaining unclaimed by the Holders of such Debt Securities for one (1) year after the date upon which such portion of the principal of, and premium (if any) or interest (if any) on, such Debt Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee upon written request; and the Holder of any of such Debt Securities shall thereafter look only to the Company for any payment which such Holder may be entitled to collect.

ARTICLE FOURTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS, DIRECTORS AND EMPLOYEES.

Section 14.01    Indenture and Debt Securities Solely Corporate Obligations. No recourse for the payment of the principal of, and premium (if any) or interest (if any) on, any Debt Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debt Securities.

ARTICLE FIFTEEN

MISCELLANEOUS PROVISIONS.

Section 15.01    Provisions Binding on the Company’s Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

Section 15.02    Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the

Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 15.03    Notices, Etc.

(a)    Any notice or communication to the Company or the Trustee shall be duly given (unless otherwise herein expressly provided) if in writing and (i) delivered in person, (ii) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or by overnight air courier guaranteeing next day delivery or (iii) sent by facsimile or other means of electronic transmission, and addressed as follows:

if to the Company:

Coca-Cola Consolidated, Inc.

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

Attention: Chief Financial Officer

Telecopier No.: (704) 557-4640

with a copy to:

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

Attention: Daniel L. Johnson, Jr., Esq.

Telecopier No.: (704) 378-1946

if to the Trustee:

U.S. Bank National Association

214 North Tryon Street, 27th Floor

Charlotte, North Carolina 28202

Attention: Global Corporate Trust

Mailcode: CN-NC-H27A

Telecopier No.: (704) 335-4676

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

(b)    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five (5) days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or other means of electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)    Any notice or communication to a Holder shall be duly given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or by overnight air courier guaranteeing next day delivery to the Holder at his or her address as it appears in the Debt Security register or by such other delivery system as the Trustee agrees to accept, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice or communication. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)    The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, portable document format (.pdf), facsimile or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing Persons designated to give such notice, instructions or directions and containing specimen signatures of such designated Persons, which such incumbency certificate shall be amended and replaced whenever a Person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile notice, instructions or directions (or notice, instructions or directions by a similar electronic method) and the Trustee in its discretion elects to act upon such notice, instructions or directions, the Trustee’s understanding of such notice, instructions or directions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising, directly or indirectly, from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding that such notice, instructions or directions conflict or are inconsistent with a subsequent written notice, instructions or directions. All notices, approvals, consents, requests and any communications under this Indenture must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company)), in English. The party providing electronic instructions agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

(f)    If a notice or communication is sent in the manner provided above within the time prescribed, it shall be deemed to have been duly given, whether or not the addressee receives it.

Section 15.04    Governing Law; Waiver of Trial by Jury. This Indenture and each Debt Security shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, AND EACH HOLDER IS DEEMED TO HAVE WAIVED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.05    Compliance Certificates and Opinions; Form of Documents. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each Officer’s Certificate or Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a covenant or condition provided for in this Indenture shall include: (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (c) a statement that in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not in the opinion of such Person, such covenant or condition has been complied with; provided that the certificate pursuant to Section 5.06 need not contain the statements provided for in this Section 15.05.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate or verbal confirmation of a government official or agency may be relied upon by officers of the Company, counsel or the Trustee when providing certifications as to factual matters required under this Indenture.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.06    Payment on Non-Business Days. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Section 15.07    Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by any of Sections 310 and 317, inclusive, of the TIA, such required provision shall control.

Section 15.08    Debt Securities Controlling in the Event of Inconsistencies between Indenture and Debt Securities. If the provisions of any Series of Debt Securities issued hereunder are inconsistent or conflict with the provisions of this Indenture or any supplemental indenture relating to such Series, the provisions of the Debt Securities of such Series shall be controlling with respect to such Series.

Section 15.09    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.10    Execution in Counterparts; Electronic Delivery of Signature Pages. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, portable document format (.pdf) or other means of electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile, portable document format (.pdf) or other means of electronic transmission shall be deemed to be their original signatures for all purposes.

Section 15.11    Separability. In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.12    USA Patriot Act. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For any Person that is not an individual, the Trustee requires documentation to verify its formation and existence as a legal entity. The Trustee may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent any non-individual Person or other relevant documentation.

[Signatures on following page]

U.S. BANK NATIONAL ASSOCIATION hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, COCA-COLA CONSOLIDATED, INC. has caused this Indenture to be signed by its Executive Vice President and Chief Financial Officer, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary, and U.S. BANK NATIONAL ASSOCIATION has caused this Indenture to be signed by one of its authorized signatories, as of the day and year first written above.

COCA-COLA CONSOLIDATED, INC.

By:	/s/ F. Scott Anthony
Name:	F. Scott Anthony
Title:	Executive Vice President and
Chief Financial Officer

Attest:

By:	/s/ E. Beauregarde Fisher III
Secretary

(SEAL)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Allison Lancaster-Poole
Name:	Allison Lancaster-Poole
Title:	Vice President